UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2011
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC
(Exact name of registrant as specified in its charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Broadway, Suite 920 Denver, CO 80202
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD

New Frontier Energy, Inc. (“NFEI”) is pleased to announce the results of its first well in the Niobrara shale play in the DJ Basin. The Orlando Hill 26-44-8-61 well, Weld County, Colorado, initiated its first production in mid July, with 24 hour peak production of 650 bopd (gross) on July 17, and averaging 457 bopd (gross) from that point to the end of July. Carrizo Oil & Gas, Inc. (“Carrizo”) is the operator of this well and this well is the first carry well of three carry wells, as part of that certain Purchase and Sale Agreement between Carrizo and NFEI entered into in June 2010.

The second carry well, the Wickstrom 7-11-5-60, Morgan County, Colorado, was spud in July and has been drilled to total depth and is scheduled to be completed in late August and the third carry well, the Wickstrom 5-44-5-60, Morgan County, Colorado, is scheduled to begin drilling in August.

We are pleased with the results of the first well and the progress of the drilling program in the Niobrara. We will continue to update our operating results as this program continues. We own a 33.3% working interest in these wells.

New Frontier Energy, Inc. (“NFEI” or the “Company”) is an independent energy company engaged in the exploration, development, acquisition, and production of natural gas and crude oil. The Company’s operations are conducted entirely in the continental United States, principally in the Denver Julesberg Basin (“DJ Basin”) in Colorado and the Amazon Prospect (“Amazon”) in the Calcasieu and Jefferson Parishes in Louisiana.

Statements in this filing that are not historical facts, including but not limited to those related to timing and levels of production, production mix, completion program, development plans, growth, use of proceeds, oil and gas sales, the Company's or management's intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future, results of the Company's strategies, timing of completion and drilling of wells, completion and pipeline connections, and other statements that are not historical facts are forward-looking statements that are based on current expectations. Although we believe that these expectations are based on reasonable assumptions, we can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include results of wells and production testing, performance of the operators and gathering systems, actions by governmental authorities, joint venture partners, industry partners, lenders and other third parties, market and other conditions, availability of well connects, capital needs and uses, commodity price changes, effects of the global economy on exploration activity, results of and dependence on exploratory drilling activities, operating risks, right-of-way and other land issues, availability of capital and equipment, weather, and other risks described in our Form 10-K for the fiscal year ended February 28, 2011, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: August 12, 2011	By:	/s/ Tristan R. Farel
Tristan R. Farel, Chief Financial Officer